Exhibit 12




                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                                           August 23, 2004






Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Global Balanced Fund,
a series of Mercury Funds, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

               Re: Reorganization of Merrill Lynch Global Balanced Fund, a series of Mercury Funds, Inc., and Merrill Lynch Global Allocation Fund, Inc.
                    --------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of the acquisition by Merrill Lynch Global Allocation Fund, Inc. ("Global Allocation") of substantially all of the assets of, and the assumption by Global Allocation of substantially all of the liabilities of, Merrill Lynch Global Balanced Fund ("Global Balanced"), a series of Mercury Funds, Inc., and the simultaneous distribution of newly issued shares of common stock, par value $.10 per share, of Global Allocation to the stockholders of Global Balanced in exchange for such stockholders' shares of common stock, with a par value of $.10 per share, of Global Balanced (the "Reorganization"). Global Balanced is a "feeder" fund that invests all of its assets in a "master" portfolio, Merrill Lynch Master Global Balanced Portfolio ("Master Global Balanced"), a series of Mercury Master Trust. The Reorganization will comprise (i) the acquisition by

SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Balanced Fund
August 23, 2004
Page 2



Global Balanced of substantially all of the assets and assumption of substantially all of the liabilities of its master portfolio, Master Global Balanced, in exchange for all of Global Balanced's beneficial interests in Master Global Balanced; (ii) the acquisition by Global Allocation of substantially all of the assets and assumption of substantially all of the liabilities of Global Balanced, in exchange for shares of common stock of Global Allocation, and (iii) the subsequent distribution by Global Balanced of Global Allocation shares to its stockholders in liquidation. After the Reorganization, Global Balanced will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will be terminated as a series of Mercury Funds, Inc.

     This opinion letter is furnished pursuant to (i) the section entitled "The Reorganization-Terms of the Agreement and Plan-Amendments and Conditions" in the Joint Proxy Statement and Prospectus, which is part of the Registration Statement on Form N-14 (File No. 333-112455) of Global Allocation, as amended to date (the "N-14 Registration Statement") which became effective on March 8, 2004, and (ii) Sections 9(g) and 11(h) of the Agreement and Plan of Reorganization, dated as of March 5, 2004, by and between Global Allocation, Mercury Master Trust on behalf of Master Global Balanced and Mercury Funds, Inc. on behalf of Global Balanced (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.

     In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the N-14 Registration Statement and (c) certain representations concerning the Reorganization made by Global Balanced, Master Global Balanced and Global Allocation in letters dated August 23, 2004 (the "Representations").

     Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

     1. Pursuant to Treasury Regulation section 301.7701-3(b)(1), the existence of Master Global Balanced as an entity independent of Global Balanced is disregarded for Federal income tax purposes and, therefore, the transfer of the assets and liabilities of Master Global Balanced to Global Balanced in return for all of Global Balanced's beneficial interests in Master Global Balanced will have no Federal income tax consequences;

     2. The acquisition by Global Allocation of substantially all of the assets of Global Balanced, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Global Allocation and Global Balanced will each be a "party" to a reorganization within the meaning of section 368(b) of the Code.

SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Balanced Fund
August 23, 2004
Page 3



     3. In accordance with section 361(a) of the Code, Global Balanced will not recognize any gain or loss either on the transfer of substantially all of its assets to Global Allocation in exchange solely for shares of common stock of Global Allocation or on the simultaneous distribution of shares of common stock of Global Allocation to the stockholders of Global Balanced.

     4. In accordance with section 1032 of the Code, Global Allocation will recognize no gain or loss as a result of the Reorganization.

     5. In accordance with section 354(a)(1) of the Code, stockholders of Global Balanced will recognize no gain or loss on the exchange of their shares of common stock of Global Balanced solely for shares of common stock of Global Allocation.

     6. The basis of the assets of Global Balanced received by Global Allocation will be the same as the basis of such assets to Global Balanced immediately before the consummation of the Reorganization in accordance with section 362(b) of the Code.

     7. In accordance with section 358 of the Code, immediately after the Reorganization, the basis of the shares of common stock of Global Allocation received by stockholders of Global Balanced (including fractional shares to which they may be entitled) will be the same as the basis of their shares of common stock of Global Balanced exchanged pursuant to the Reorganization.

     8. In accordance with section 1223 of the Code, the holding period of the shares of common stock of Global Allocation received in the Reorganization (including fractional shares) will include the holding period of the shares of common stock of Global Balanced exchanged pursuant to the Reorganization, provided that such shares of common stock were held as a capital asset on the date of the Reorganization.

     9. The holding period of the assets acquired by Global Allocation from Global Balanced will include the period during which such assets were held by Global Balanced in accordance with section 1223 of the Code.

     10. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, Global Allocation will succeed to and take into account the items of Global Balanced described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax year of Global Balanced will end on the date of the Reorganization.

SIDLEY AUSTIN BROWN & WOOD LLP                                       NEW YORK

Merrill Lynch Global Allocation Fund, Inc.
Merrill Lynch Global Balanced Fund
August 23, 2004
Page 4



     Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

     We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                               Very truly yours,




                               /s/ Sidley Austin Brown & Wood LLP